Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 24, 2012, Halcón Resources Corporation (“Halcón”) and GeoResources, Inc. (“GeoResources”) entered into a merger agreement pursuant to which, subject to the conditions set forth therein, a wholly owned subsidiary of Halcón will merge with and into GeoResources, with GeoResources as the surviving entity and a wholly owned subsidiary of Halcón (the “merger”). Upon completion of this initial merger, GeoResources as the surviving entity will merge into a separate wholly owned subsidiary of Halcón (the “subsequent merger”), with the separate subsidiary as the surviving entity in the subsequent merger. Pursuant to the merger agreement, at closing each outstanding share of GeoResources’ common stock will be converted into the right to receive $20.00 in cash and 1.932 shares of Halcón.

The following unaudited pro forma condensed combined financial information and explanatory notes combine the historical financial statements of Halcón and GeoResources as of March 31, 2012 (with respect to the balance sheet information using currently available fair value information) and as of January 1, 2011 (with respect to the statements of operations information for the three months ended March 31, 2012 and the year ended December 31, 2011). The following unaudited pro forma condensed financial information and explanatory notes also adjust the pro forma combined financial statements of Halcón and GeoResources to give effect to Halcón’s probable acquisition of the East Texas Assets as of March 31, 2012 (with respect to balance sheet information using currently available fair value information) and as of January 1, 2011 (with respect to statements of operations information for the three months ended March 31, 2012 and the year ended December 31, 2011).

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of Halcón that would have been recorded had the merger and the acquisition of the East Texas Assets been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of Halcón. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that Halcón may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects which result directly from the transactions. Furthermore, certain reclassifications have been made to GeoResources’ historical financial statements presented herein to conform to Halcón’s historical presentation.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Halcón and GeoResources Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the historical statements of revenues and direct operating expenses of the East Texas Assets included herein as Exhibit 99.2. The audited financial statements of revenues and direct operating expenses for the East Texas Assets for the period from February 1, 2011 to December 31, 2011 and unaudited statements of revenues and direct operating expenses for the period from February 1, 2011 to March 31, 2011 and the three months ended March 31, 2012 do not include all items of expense that would be included in full financial statements such as general and administrative expenses and depreciation, depletion and amortization expenses.

The assets and liabilities of GeoResources and the East Texas Assets are recorded at their preliminary estimated fair values, with the excess of the purchase price over the sum of these fair values recorded as goodwill. The actual adjustments to Halcón’s consolidated combined financial statements upon consummation of the merger and the acquisition of the East Texas Assets, and allocation of the purchase price paid in each transaction will depend on a number of factors, including additional financial information available at such time, changes in the fair value of Halcón’s common stock transferred at the respective closing dates, changes in the estimated fair value of natural gas and oil properties of GeoResources and the East Texas Assets as of the respective closing dates, and changes in the operating results of GeoResources and the East Texas Assets between the date of preparation of this pro forma information and the effective closing dates of such transactions. Accordingly, the final allocations of and the effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2012

(In thousands)

	Halcón Historical	GeoResources Historical	Georesources Merger Pro Forma Adjustments		Halcón Pro Forma Combined	East Texas Assets Pro Forma Adjustments		Halcón Pro Forma Combined As Adjusted
Current assets:
Cash and cash equivalents	$685,783	$21,535	$(102,666	)(1)	$604,652	$(299,792	)(14)	$304,860
Accounts receivable	10,851	60,401	—		71,252	—		71,252
Other current assets	8,271	19,649	—		27,920	—		27,920

Total current assets	704,905	101,585	(102,666)		703,824	(299,792)		404,032
Oil and natural gas properties (full cost method):
Evaluated	723,293	531,755	55,045	(1)	1,310,093	357,374	(14)	1,667,467
Unevaluated	16,438	60,602	394,398	(1)	471,438	151,500	(14)	622,938

Gross oil and natural gas properties	739,731	592,357	449,443		1,781,531	508,874		2,290,405
Less - accumulated depletion	(507,355)	(105,751)	105,751	(1)	(507,355)	—		(507,355)

Net oil and natural gas properties	232,376	486,606	555,194		1,274,176	508,874		1,783,050

Other operating property and equipment:
Other operating assets	9,890	1,780	(778	)(1)	10,892	—		10,892
Less - accumulated depreciation	(6,632)	(778)	778	(1)	(6,632)	—		(6,632)
Land	—	146	—		146	—		146

Net other operating property and equipment	3,258	1,148	—		4,406	—		4,406

Other noncurrent assets:
Equity in oil and gas limited partnerships	—	1,975	9,214	(1)	11,189	—		11,189
Debt issuance costs, net of amortization	5,180	2,411	7,589	(1),(3)	15,180	—		15,180
Other noncurrent assets	23,693	301	—		23,994	—		23,994
Goodwill	—	—	375,157	(1)	375,157	18,378	(14)	393,535

Total assets	$969,412	$594,026	$844,488		$2,407,926	$227,460		$2,635,386

Current liabilities:
Accounts payable and accrued liabilities	$21,264	$56,256	$44,404	(2),(4)	$121,924	$1,583	(15)	$123,507
Other current liabilities	2,615	35,983	(22,880	)(4)	15,718	—		15,718

Total current liabilities	23,879	92,239	21,524		137,642	1,583		139,225
Long-term debt	235,475	60,000	440,000	(1),(3)	735,475	—		735,475
Other noncurrent liabilities:
Other noncurrent liabilities	37,208	10,323	3,973	(1)	51,504	474	(14)	51,978
Deferred income taxes	—	52,325	216,216	(1)	268,541	—		268,541
Stockholders’ equity:
Preferred stock(a)	298,209	—	—		298,209	—		298,209
Common stock	10	256	(251	)(1)	15	2	(14)	17
Additional paid-in capital	633,561	283,072	284,001	(1),(2)	1,200,634	226,984	(14)	1,427,618
Treasury stock	(9,298)	—	—		(9,298)	—		(9,298)
Accumulated other comprehensive income (loss)	—	(1,080)	1,080	(2)	—	—		—
Accumulated earnings (deficit)	(249,632)	96,891	(122,055	)(2)	(274,796)	(1,583)		(276,379)

Total stockholders’ equity	672,850	379,139	162,775		1,214,764	225,403		1,440,167

Total liabilities and stockholders’ equity	$969,412	$594,026	$844,488		$2,407,926	$227,460		$2,635,386

(a)	On February 29, 2012 (the “Commitment Date”), Halcón entered into definitive agreements with a group of certain institutional and selected other accredited investors (collectively, the “investors”) to sell, in a private offering, 4,444.4511 shares of 8% Automatically Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), each share of which was convertible into 10,000 shares of Halcón common stock. The Preferred Stock automatically converted into 44,444,511 shares of Halcón common stock on April 17, 2012.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2012

(In thousands, except per share amounts)

	Halcón Historical		GeoResources Historical	Georesources Merger Pro Forma Adjustments		Halcón Pro Forma Combined	East Texas Assets Pro Forma Adjustments		Halcón Pro Forma Combined As Adjusted
Operating revenues:
Oil and natural gas sales
Oil	$22,997		$42,564	$(4,096	)(8),(11a)	$61,465	$14,438	(16)	$75,903
Natural gas	1,668		—	3,330	(11a)	4,998	88	(16)	5,086
NGLs	2,169		—	824	(11a)	2,993	441	(16)	3,434

Total oil and natural gas sales	26,834		42,564	58		69,456	14,967		84,423
Other	36		2,230	(31	)(11b)	2,235	—		2,235

Total operating revenues	26,870		44,794	27		71,691	14,967		86,658

Operating expenses:
Production:
Lease operating	7,947		7,252	—		15,199	982	(16)	16,181
Taxes	1,570		2,822	—		4,392	655	(16)	5,047
Restructuring	104		—	—		104	—		104
Workovers	721		772	—		1,493	—		1,493
Exploration expense	—		279	(279	)(6)	—	—		—
General and administrative	20,334	(a)	4,647	—		24,981	—		24,981
Depletion, depreciation and accretion	5,979		9,774	3,495	(5)	19,248	5,040	(5)	24,288

Total operating expenses	36,655		25,546	3,216		65,417	6,677		72,094

Income (loss) from operations	(9,785)		19,248	(3,189)		6,274	8,290		14,564

Other expenses:
Interest expense and other, net	(12,997	)(b)	(409)	(9,873	)(9),(10),(11b)	(23,279)	—		(23,279)
Loss on derivative contracts	(4,945	)(b)	—	(3,654	)(8),(12)	(8,599)	—		(8,599)
Hedge ineffectiveness	—		(66)	66	(12)	—	—		—

Total other expenses	(17,942)		(475)	(13,461)		(31,878)	—		(31,878)

Income (loss) before income taxes	(27,727)		18,773	(16,650)		(25,604)	8,290		(17,314)
Income tax provision (benefit)	5,595		7,353	(6,327	)(13)	6,621	3,150	(13)	9,771

Net income (loss)	(33,322)		11,420	(10,323)		(32,225)	5,140		(27,085)
Preferred dividend	(1,102)		—	—		(1,102)	—		(1,102)

Net income (loss) available to common stockholders	$(34,424)		$11,420	$(10,323)		$(33,327)	$5,140		$(28,187)

Net income (loss) per common share:
Basic	$(0.50)		$0.45			$(0.28)			$(0.20)
Diluted	$(0.50)		$0.44			$(0.28)			$(0.20)
Weighted average common shares outstanding:
Basic	68,816		25,611	51,456		120,272	20,729		141,001
Diluted	68,816		26,073	51,456		120,272	20,729		141,001

(a)	Includes approximately $13.1 million of recapitalization and change in control related charges in connection with the company’s recapitalization on February 8, 2012.
(b)	Interest expense and other, net and loss on derivative contracts contain approximately $7.3 million and $1.0 million, respectively, of charges related to the recapitalization and associated termination of the prior credit facility and change in derivative counterparties.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2011

(In thousands, except per share amounts)

	Halcón Historical	GeoResources Historical	Georesources Merger Pro Forma Adjustments		Halcón Pro Forma Combined	East Texas Assets Pro Forma Adjustments		Halcón Pro Forma Combined As Adjusted
Operating revenues:
Oil and natural gas sales
Oil	$82,968	$130,608	$(15,456	)(8),(11a)	$198,120	$16,531	(16)	$214,651
Natural gas	10,673	—	14,931	(11a)	25,604	118	(16)	25,722
NGLs	9,880	—	2,521	(11a)	12,401	462	(16)	12,863

Total oil and natural gas sales	103,521	130,608	1,996		236,125	17,111		253,236
Other	168	7,140	(447	)(11b)	6,861	—		6,861

Total operating revenues	103,689	137,748	1,549		242,986	17,111		260,097

Operating expenses:
Production:
Lease operating	31,363	24,806	—		56,169	902	(16)	57,071
Taxes	5,740	8,028	—		13,768	740	(16)	14,508
Restructuring costs	1,071	—	—		1,071	—		1,071
Workovers	1,967	2,628	—		4,595	—		4,595
Exploration expense	—	989	(989	)(6)	—	—		—
General and administrative	20,763	13,875	—		34,638	—		34,638
Impairment	—	6,043	(6,043	)(7)	—	—		—
Depletion, depreciation and accretion	22,986	27,659	22,295	(5)	72,940	25,665	(5)	98,605

Total operating expenses	83,890	84,028	15,263		183,181	27,307		210,488

Income (loss) from operations	19,799	53,720	(13,714)		59,805	(10,196)		49,609
Other expenses:
Interest expense and other, net	(17,879)	(1,909)	(38,894	)(9),(10),(11b)	(58,682)	—		(58,682)
Gain on derivative contracts	3,479	—	1,973	(8),(12)	5,452	—		5,452
Hedge ineffectiveness	—	(569)	569	(12)	—	—		—

Total other expenses	(14,400)	(2,478)	(36,352)		(53,230)	—		(53,230)

Income (loss) before income taxes	5,399	51,242	(50,066)		6,575	(10,196)		(3,621)
Income tax provision (benefit)	6,802	19,991	(19,025	)(13)	7,768	(3,874	)(13)	3,894

Net income (loss)	(1,403)	31,251	(31,041)		(1,193)	(6,322)		(7,515)
Less: Net loss attributable to noncontrolling interest	—	(87)	—		(87)	—		(87)

Net income (loss) available to common stockholders	$(1,403)	$31,338	$(31,041)		$(1,106)	$(6,322)		$(7,428)

Net income (loss) per common share:
Basic	$(0.05)	$1.24			$(0.01)			$(0.08)
Diluted	$(0.05)	$1.22			$(0.01)			$(0.08)
Weighted average common shares outstanding:
Basic	26,258	25,172	51,456		77,714	20,729		98,443
Diluted	26,258	25,599	52,456		77,714	20,729		98,443

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	These adjustments reflect the elimination of the components of GeoResources’ historical stockholders’ equity, the estimated value of consideration to be paid by Halcón in the GeoResources merger using the closing price of Halcón common stock on June 19, 2012 and to reflect the adjustments to the historical book values of GeoResources’ assets and liabilities as of March 31, 2012 to their estimated fair values, in accordance with acquisition accounting. The following table reflects the preliminary allocation of the total purchase price of GeoResources to the assets acquired and the liabilities assumed and the resulting goodwill based on the preliminary estimates of fair value (in thousands, except stock price):

Purchase Price(i):
Shares of Halcón common stock to be issued to GeoResources’ stockholders	50,392
Shares of Halcón common stock to be issued to GeoResources’ stock option holders	1,064

Total Halcón common stock to be issued	51,456
Halcón common stock price	$10.95

Fair value of Halcón common stock issued	$563,438
Cash consideration to be paid to GeoResources’ stockholders(ii)	521,654
Cash consideration to be paid to GeoResources’ stock option holders(ii)	11,012

Total purchase price	$1,096,104

Estimated Fair Value of Liabilities Assumed:
Current liabilities	$92,239
Long-term deferred tax liability(iii)	268,541
Fair value of warrants assumed by Halcón(v)	3,973
Other non-current liabilities	70,323

Amount attributable to liabilities assumed	$435,076

Total purchase price plus liabilities assumed	$1,531,180

Estimated Fair Value of Assets Acquired:
Current assets	$101,585
Natural gas and oil properties(iv)	1,041,800
Net other operating property and equipment	1,148
Equity in oil and gas limited partnerships	11,189
Other non-current assets	301

Amount attributable to assets acquired	$1,156,023

Goodwill(i)	$375,157

Eliminate GeoResources historical additional paid-in capital	$(283,072)
Fair value of common stock to be issued net of $5 par value	563,433
Recognize GeoResources’ acceleration of share-based compensation	3,640

Pro forma adjustments to additional paid-in capital	$284,001

(i) Under the terms of the merger agreement, consideration paid by Halcón will consist of $20.00 plus 1.932 shares of Halcón common stock for each share of GeoResources common stock. The total purchase price is based upon the closing price of $10.95 per share of Halcón common stock on June 19, 2012 and 26.6 million shares of GeoResources common stock estimated to be outstanding at the effective time of the merger. Under the acquisition method of accounting, the actual purchase price will be determined based on the total cash paid and the fair value of Halcón common stock issued on the closing date of the merger.

Assuming Halcón issues 51.4 million shares of common stock to consummate the GeoResources merger, a 10 percent increase (decrease) in the closing price of Halcón’s common stock would increase (decrease) goodwill by approximately $57 million.

(ii) Components of cash consideration funding (in thousands):

Total cash consideration for merger and stock options	$(532,666)
Issuance of high-yield debt	500,000
Deferred debt issuance costs	(10,000)
Retirement of GeoResources’ long-term debt	(60,000)

Pro Forma adjustments to cash and cash equivalents	$(102,666)

(iii) Halcón will receive carryover tax basis in GeoResources’ assets and liabilities because the merger will not be a taxable transaction under the United States Internal Revenue Code of 1986, as amended (the “Code”). Based upon the preliminary purchase price allocation, a step-up in financial reporting carrying value related to the property to be acquired from GeoResources is expected to result in a Halcón deferred tax liability of approximately $268 million, an increase of approximately $216 million to GeoResources’ existing $52 million deferred tax liability.

(iv) Weighted average commodity prices utilized in the determination of the pro forma fair value of natural gas and oil properties were $5.47 per Mcf of natural gas, $66.64 per barrel of oil equivalent for NGLs and $97.10 per barrel of oil, after adjustment for transportation fees and regional price differentials. An increase or decrease in commodity prices as of the closing date of the merger will result in a corresponding increase or decrease in the fair value of the properties and related deferred tax liabilities and a decrease or increase to goodwill.

(v) To adjust for the outstanding warrants to purchase GeoResources common stock that will be assumed by Halcón and converted into warrants to acquire Halcón common stock, assuming no warrants have been converted to GeoResources common stock prior to the effective time of the merger. The $4.0 million fair value of the assumed warrants was calculated using a Black-Scholes valuation model with assumptions for the following variables: closing Halcón stock price on the valuation date; risk-free interest rates; and expected volatility. The assumed warrants have been classified as liabilities as the warrant holders can receive cash. The assumed warrants are classified as noncurrent liabilities under the assumption that all assumed warrants will be held to maturity date that extends beyond 12 months from March 31, 2012.

2.	Pro forma adjustments to certain components of stockholders’ equity are as follows (in thousands):

Eliminate GeoResources’ historical retained earnings	$(96,891)
Accrue estimated transaction costs to be incurred by Halcón(i)	(18,524)
Recognize GeoResources’ acceleration of share-based compensation due to change in control	(3,640)
Accrue change in control payments to key employees of GeoResources(i)	(3,000)

Pro forma adjustments to accumulated earnings (deficit)	$(122,055)

(i) To accrue for estimated transaction costs of $19 million related to the acquisition of GeoResources not reflected in the financial statements. In addition, an adjustment to accrue $3 million in change in control payments to be made to certain key employees of GeoResources not reflected in the financial statements has been included. The change in control payments are not contingent on future service requirements. No adjustments have been made to the unaudited pro forma income statement as these costs are non-recurring in nature.

Eliminate GeoResources’ historical accumulated other comprehensive income (loss) of $1.1 million which consisted of net unrealized losses on commodity derivatives.

3.	To adjust Halcón’s financial statements for the issuance of $500 million in principal amount of senior notes at par related to the GeoResources merger and the associated deferral of issuance costs of $10 million, offset by the extinguishment of GeoResources’ historical long-term debt of $60 million.

4.	Reclassification of GeoResources’ Revenues and royalties payable to accounts payable and accrued liabilities to present the financial statements of Halcón and GeoResources in a consistent manner.

5.	To adjust the historical depletion, depreciation and amortization (DD&A) provision to the estimated total for the combination of Halcón and GeoResources as well as the East Texas Assets under the Full Cost method of accounting to compute the estimated pro forma DD&A provisions.

6.	To convert Successful Efforts method financial statements of GeoResources to Full Cost method financial statements to reflect that exploration expenses would have been capitalized under Full Cost method of accounting for oil and natural gas activities.

7.	To eliminate the historical oil and natural gas properties impairment as impairments of oil and natural gas properties are evaluated on a single cost center basis under Full Cost rules as compared to a field by field basis under Successful Efforts rules. There would not have been an impairment as measured under Full Cost accounting, therefore an adjustment is necessary to eliminate the historical impairment recorded in the year ended December 31, 2011.

8.	To adjust GeoResources’ oil and natural gas revenue for net settlements on commodity derivatives that under cash flow hedge accounting were included in GeoResources’ revenues from oil and natural gas sales. Halcón, in accordance with its accounting policy, does not apply cash flow hedge accounting treatment to commodity derivatives and, therefore $0.1 million for the three month period ended March 31, 2012 and $2 million for the year ended December 31, 2011 has been reclassified to gain (loss) on derivative contracts.

9.	To record interest expense, at an assumed rate of 8.0% per annum, of approximately $10 million for the three-month period ended March 31, 2012 and $40 million for the year ended December 31, 2011 for the issuance of $500 million in new debt related to the acquisition of GeoResources, and to record amortization of deferred issuance costs of approximately $0.3 million for the three-month period ended March 31, 2012 and $1.3 million for the year ended December 31, 2011.

10.	To eliminate previous interest expense on GeoResources’ historical long-term debt of approximately $0.4 million for the three-month period ended March 31, 2012 and $1.9 million for the year ended December 31, 2011.

11.	The following are reclassification entries to present the financial statements of Halcón and GeoResources in a consistent manner:

a.	Reclassification of GeoResources’ natural gas revenues reported as a component of oil and gas revenues to natural gas revenue and NGLs; and

b.	Reclassification of GeoResources’ interest and other income to below Income from Operations.

12.	Halcón, in accordance with its accounting policy, does not apply cash flow hedge accounting treatment to commodity derivatives. To comply with Halcón’s accounting policy, hedge ineffectiveness on GeoResources’ income statement and mark-to-market gains and losses included in other comprehensive income (loss) are reclassified to gain (loss) on derivative contracts. The adjustments are as follows (in thousands):

	Three months ended March 31, 2012	Year ended December 31, 2011
Loss due to ineffectiveness	$(66)	$(569)
Mark-to-market gain (loss)	(3,530)	4,538

	$(3,596)	$3,969

13.	To adjust the income tax provision for the estimated effects of combining Halcón’s and GeoResources’ operations and the impact of adjustments for revenue and direct operating expenses related to the probable East Texas Assets acquisition, as well as other, pre-tax pro forma adjustments (which were adjusted for income taxes using a combined federal and state tax rate of 38%).

14.	These adjustments reflect the estimated value of consideration paid by Halcón for the probable East Texas Assets acquisition and to reflect the estimated fair values of assets and liabilities for the East Texas Assets as of March 31, 2012, in accordance with the acquisition method of accounting. The following table reflects the preliminary allocation of the total purchase price of the East Texas Assets to the assets acquired and the liabilities assumed and the resulting goodwill based on the preliminary estimates of fair value (in thousands, except stock price):

Purchase Price(i):
Shares of Halcón common stock to be issued for the East Texas Assets	20,729
Halcón common stock price	$10.95

Fair value of Halcón common stock to be issued to East Texas Assets Sellers	$226,986
Cash consideration to be paid to East Texas Assets Sellers	299,792

Total purchase price	$526,778

Estimated Fair Value of Liabilities Assumed:
Other non-current liabilities	$474

Amount attributable to liabilities assumed	$474

Total purchase price plus liabilities assumed	$527,252

Estimated Fair Value of Assets Acquired:
Natural gas and oil properties(ii)	$508,874

Amount attributable to assets acquired	$508,874

Goodwill(i)	$18,378

(i) Based on the terms of the purchase and sale agreements, consideration paid by Halcón will consist of $299.8 million in cash plus 20.7 million shares of Halcón common stock. The total purchase price is based upon the closing price of $10.95 per share of Halcón common stock on June 19, 2012. Under the acquisition method of accounting, the actual purchase price will be determined based on the cash paid and the fair value of Halcón common stock issued on the closing date.

Assuming Halcón issues 20.7 million shares of common stock to consummate the East Texas Assets acquisition, a 10 percent increase in the closing price of Halcón’s common stock would increase goodwill by approximately $23 million and a 10 percent decrease in the closing price of Halcón’s common stock would decrease goodwill by approximately $18 million and decrease natural gas and oil properties by approximately $5 million.

(ii) Weighted average commodity prices utilized in the determination of the pro forma fair value of natural gas and oil properties were $4.71 per Mcf of natural gas, $49.55 per barrel of oil equivalent for NGLs and $96.31 per barrel of oil, after adjustment for transportation fees and regional price differentials. An increase or decrease in commodity prices as of the closing date will result in a corresponding increase or decrease in the fair value of the properties and a decrease or increase to goodwill.

15.	To accrue for estimated transaction costs of $1.5 million related to the acquisition of the East Texas Assets not reflected in the financial statements.

16.	To reflect the oil and gas revenues and direct operating expenses related to the East Texas Assets. See “Statements of Revenue and Direct Operating Expenses” in Exhibit 99.2 to this Form 8-K.